For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports Strong Third Quarter 2010 Earnings

•	Third quarter 2010 net income was $6.1 million or $.06 per diluted share, representing a return on average assets of .96% annualized.

•	West Coast Bank’s total risk based capital ratio improved significantly over the past year to 17.56% at September 30, 2010.

•	Nonperforming assets of $104.4 million at September 30, 2010, continued their steady decline from previous periods and were down 50% over the past twelve months.

•	Allowance for credit losses was 2.71% of total loans and 62% of nonperforming loans.

•	Third quarter 2010 net interest margin improved to 3.71%, up from 3.14% in the same quarter last year.

•	Average non-time deposits grew 7% since the third quarter in 2009 due to solid core deposit account growth.

Lake Oswego, OR – October 22, 2010 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $6.1 million or $.06 per diluted share for third quarter 2010 compared to a net loss for third quarter 2009 of $12.4 million or $.79 per diluted share. Year-to-date the Company reported net income of $1.3 million or $.01 per diluted share, compared to a net loss of $42.3 million or $2.71 per diluted share for the same period in 2009. There were 103.1 million weighted average diluted shares outstanding in the most recent quarter compared to 15.5 million in the third quarter 2009.

“The favorable operating trends that the Company experienced in the first half of 2010 continued in the third quarter with lower provisioning for loan losses, continued reduction in non-performing assets, an improved net interest margin, and reduced OREO costs”, said Robert D. Sznewajs, President and Chief Executive Officer. “These positive trends combined with low cost funding and a growing core deposit account base, contributed to third quarter and year-to-date profitability for the Company”, says Sznewajs.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Capital

Table 1 below shows regulatory capital ratios for Bancorp and the Bank at September 30, 2010 and 2009, and at June 30, 2010, illustrating significant and continued improvement as a result of the Company’s capital raising activities and continued reductions in risk-weighted assets over the past twelve months. Due to favorable operating trends and improved capital ratios, the Company terminated the discretionary equity issuance program on August 6, 2010 after raising aggregate gross sales proceeds of approximately $7.9 million.

Table 1

SELECTED INFORMATION
Capital Ratios
	September 30, 2010	September 30, 2009	Change	June 30, 2010	Change
West Coast Bancorp
Tier 1 capital ratio	16.96%	9.79%	7.17	16.50%	0.46
Total capital ratio	18.23%	11.05%	7.18	17.76%	0.47
Leverage ratio	12.84%	7.88%	4.96	11.90%	0.94

West Coast Bank
Tier 1 capital ratio	16.30%	9.49%	6.81	15.84%	0.46
Total capital ratio	17.56%	10.75%	6.81	17.10%	0.46
Leverage ratio	12.34%	7.64%	4.70	11.43%	0.91

Selective quarterly performance ratios
Return on average equity, annualized	8.84%	-29.39%	38.23	-5.92%	14.76
Return on average assets, annualized	0.96%	-1.85%	2.81	-0.58%	1.54
Efficiency ratio for the quarter to date	76.09%	95.97%	(19.88)	80.83%	4.74

Share and Per Share Figures
	Quarter ended	Quarter ended		Quarter ended
(Shares in thousands)	September 30, 2010	September 30, 2009	Change	June 30, 2010	Change
Common shares outstanding at period end	96,424	15,647	80,777	96,421	3
Weighted average diluted shares	103,144	15,520	87,624	92,123	11,021
Income (loss) per diluted share	$ 0.06	$ (0.79)	$ 0.85	$ (0.04)	$ 0.10
Book value per common share	$ 2.63	$ 10.33	$ (7.70)	$ 2.55	$ 0.08

Please see Table 21 for additional information regarding outstanding shares and the possible dilutive effects of presently outstanding securities.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Balance Sheet Overview

Total loan balances declined $247 million or 14% from September 30, 2009 to $1.58 billion at September 30, 2010. The decline primarily reflects continued soft loan demand, as well as the Company’s strategy to reduce risk exposure in selective loan segments over the past year. As a result, the real estate construction loan portfolio contracted $92 million or 61% since September 30, 2009, and measured 4% of total loans at the most recent quarter end compared to 8% a year ago. The Company also continued to exit a number of higher risk rated commercial loans, which contributed to the $90 million or 22% contraction in the commercial loan category from September 30 a year ago. However, over the last few months the Company has seen an increase in commercial loan originations as a result of its marketing efforts.

Table 2

PERIOD END LOANS

(Dollars in thousands)	September 30,	% of	September 30,	% of	Change		June 30,	% of
	2010	total	2009	total	Amount	%	2010	total
Commercial loans	$317,037	20%	$406,807	22%	$(89,770)	-22%	$312,170	19%
Commercial real estate construction	17,933	1%	43,944	2%	(26,011)	-59%	22,096	1%
Residential real estate construction	39,955	3%	105,921	6%	(65,966)	-62%	52,062	3%
Total real estate construction loans	57,888	4%	149,865	8%	(91,977)	-61%	74,158	5%
Mortgage	71,446	5%	78,144	4%	(6,698)	-9%	73,867	5%
Nonstandard mortgage	13,294	1%	21,952	1%	(8,658)	-39%	14,348	1%
Home equity	272,132	17%	282,552	16%	(10,420)	-4%	274,072	17%
Total real estate mortgage	356,872	23%	382,648	21%	(25,776)	-7%	362,287	23%
Commercial real estate loans	827,668	52%	863,658	48%	(35,990)	-4%	837,033	52%
Installment and other consumer loans	15,986	1%	19,023	1%	(3,037)	-16%	16,384	1%
Total	$1,575,451		$1,822,001		$(246,550)	-14%	$1,602,032

Yield on loans	5.44%		5.21%		0.23		5.46%

Over the past twelve months the Company’s total cash equivalents and investment securities balances collectively grew $141 million to $758 million at September 30, 2010. Total cash equivalents, however, declined $87 million or 43% since September 30, 2009. This decline was largely a result of the second quarter 2010 prepayment of $99 million in Federal Home Loan Bank (“FHLB”) term borrowings and reinvestment of excess cash in our investment portfolio over the past year. Total cash equivalents remained relatively unchanged from June 30, 2010.

Primarily due to the significant contraction in loan balances, the investment portfolio grew $228 million or 55% over the past twelve months. The majority of the growth occurred in U.S. Government Agency and mortgage-backed securities. At September 30, 2010, the expected duration of the investment securities portfolio, excluding FHLB stock, was 1.7 years.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 3

PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES

(Dollars in thousands)	September 30,	% of	September 30,	% of	Change		June 30,	% of
	2010	total	2009	total	Amount	%	2010	total
Cash equivalents:
Federal funds sold	$4,605	1%	$3,287	1%	$1,318	40%	$13,431	2%
Interest-bearing deposits in other banks	113,144	15%	201,583	32%	(88,439)	-44%	109,781	14%
Total cash equivalents	117,749	16%	204,870	33%	(87,121)	-43%	123,212	16%

Investment securities:
U.S. Treasury securities	14,551	2%	45,197	7%	(30,646)	-68%	14,688	2%
U.S. Government Agency securities	221,450	28%	39,603	6%	181,847	459%	250,848	32%
Corporate securities	9,014	1%	10,621	2%	(1,607)	-15%	9,674	1%
Mortgage-backed securities	324,563	43%	233,206	38%	91,357	39%	300,485	39%
Obligations of state and political sub.	58,206	8%	73,903	12%	(15,697)	-21%	58,564	8%
Equity investments and other securities	12,290	2%	9,454	2%	2,836	30%	11,972	2%
Total investment securities	640,074	84%	411,984	67%	228,090	55%	646,231	84%

Total cash equivalents and investment securities	$757,823	100%	$616,854	100%	$140,969	23%	$769,443	100%

Tax equivalent yield on cash equivalents and investment securities	2.30%		2.42%		(0.12)		2.27%

Third quarter 2010 average total deposits of $2.0 billion declined 7% or $162 million from the same quarter in 2009. However, average non-time deposits increased $113 million or 7% over the same period. With excess balance sheet liquidity, we elected to reduce higher cost time deposit balances, which declined $274 million or 45% from average time deposit balances in the third quarter last year. Time deposits represented just 17% of the Company’s average total deposits in the most recent quarter compared to 28% in third quarter 2009. The combination of the Company’s favorable deposit mix and deposit pricing strategies helped reduce the average rate paid on total deposits to .51% in third quarter 2010, a decline of 63 basis points from 1.14% in third quarter 2009.

Table 4

QUARTERLY AVERAGE DEPOSITS BY CATEGORY

(Dollars in thousands)	Q3	% of	Q3	% of	Change		Q2	% of
	2010	total	2009	total	Amount	%	2010	total
Demand deposits	$550,695	28%	$508,758	24%	$41,937	8%	$523,298	26%
Interest bearing demand	337,214	17%	311,319	15%	25,895	8%	332,850	16%
Savings	106,768	5%	93,611	4%	13,157	14%	104,052	5%
Money market	667,150	33%	635,511	29%	31,639	5%	657,454	32%
Total non-time deposit accounts	1,661,827	83%	1,549,199	72%	112,628	7%	1,617,654	79%
Time deposits	336,678	17%	610,907	28%	(274,229)	-45%	431,669	21%
Total	$1,998,505	100%	$2,160,106	100%	$(161,601)	-7%	$2,049,323	100%

Average rate on total deposits	0.51%		1.14%		(0.63)		0.64%

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

The number of checking accounts, the foundation from which we build broader client relationships, grew by over 6,000 accounts or 6% over the past twelve months.

Table 5

NUMBER OF DEPOSIT ACCOUNTS

(In thousands)	Sept. 30,	% of	Sept. 30,	% of	Change		June 30,	% of	Change
	2010	total	2009	total	#	%	2010	total	#	% [1]
Demand deposits	50,757	32%	47,763	31%	2,994	6%	50,340	32%	417	3%
Interest bearing demand	51,891	34%	48,693	32%	3,198	7%	51,465	34%	426	3%
Total checking accounts	102,648	66%	96,456	63%	6,192	6%	101,805	66%	843	3%
Savings	28,599	18%	26,227	17%	2,372	9%	28,488	18%	111	2%
Money market	14,499	9%	15,044	10%	(545)	-4%	14,575	9%	(76)	-2%
Time deposits	10,499	7%	14,907	10%	(4,408)	-30%	11,681	7%	(1,182)	-40%
Total	156,245	100%	152,634	100%	3,611	2%	156,549	100%	(304)	-1%

1 Annualized.

Operating Results Improved Significantly from Third Quarter 2009

As shown in Table 6 below, third quarter 2010 net income of $6.1 million increased $18.5 million from a net loss of $12.4 million in the same quarter of 2009 and increased $9.9 million from a $3.8 million net loss in the second quarter 2010. The improved year-over-year third quarter was primarily a result of significantly lower credit costs, including an $18.7 million decrease in the provision for credit losses and a $3.0 million decline in Other Real Estate Owned (“OREO”) valuation adjustments and losses upon OREO dispositions. Excluding a prepayment fee of $2.3 million associated with prepayment of $99 million in FHLB borrowings and effects of taxes, the Company’s adjusted net income in the second quarter of 2010 would have been $.2 million. See reconciliation below.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 6
SUMMARY INCOME STATEMENT

(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2010	2009	$	%	2010	$	%

Net interest income	$21,875	$19,145	$2,730	14%	$18,910	$2,965	16%
Provision for credit losses	1,567	20,300	18,733	92%	7,758	6,191	80%
Noninterest income	8,069	4,971	3,098	62%	9,625	(1,556)	-16%
Noninterest expense	23,003	23,489	486	2%	22,909	(94)	0%
Income (loss) before income taxes	5,374	(19,673)	25,047	127%	(2,132)	7,506	352%
Provision (benefit) for income taxes	(676)	(7,265)	(6,589)	-91%	1,717	2,393	139%
Net income (loss)	$6,050	$(12,408)	$18,458	149%	$(3,849)	$9,899	257%

Reconciliation of adjusted net income to GAAP
Net income (loss)	$6,050	$(12,408)	$18,458	149%	$(3,849)	$9,899	257%
Less FHLB prepayment fee [1]	-	-	-		(2,326)	2,326
Less: Impact of taxes:
Unrealized gain on securities	(676)	-	(676)		(1,798)	1,122
Increase in deferred tax assets-tax return adjustments	-	-	-		3,515	(3,515)
Net income (loss) excluding FHLB prepayment fee and taxes [2]	$5,374	$(12,408)	$17,782	143%	$194	$5,180	2670%

1 No tax benefit was recognized for FHLB prepayment fee.
2 Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.

Third quarter 2010 net interest income of $21.9 million increased $2.7 million or 14% from the same quarter in 2009. This increase was mainly due to a reduction in interest expense on deposits and borrowings as well as lower interest reversals on nonaccrual loans. The net interest margin of 3.71% in the most recent quarter expanded 57 basis points from third quarter 2009. Consistent with expectations, the net interest margin widened 23 basis points from 3.48% in second quarter 2010 excluding the impact of the FHLB prepayment fee in that quarter. See reconciliation to GAAP for second quarter 2010 net interest margin in Table 7 below. The spread between the yield earned on loans and rate paid on interest bearing deposits improved 102 basis points year-over-year in the third quarter notwithstanding a significant shift in average earning assets from higher yielding loan balances to cash equivalents and investment securities balances. Collectively, cash equivalents and investment securities earned 314 basis points less than the loan portfolio during the most recent quarter.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 7

NET INTEREST SPREAD AND MARGIN

(Annualized, tax-equivalent basis)	Q3	Q3		Q2
	2010	2009	Change	2010	Change
Yield on average interest-earning assets	4.41%	4.53%	(0.12)	4.39%	0.02
Rate on average interest-bearing liabilities	1.00%	1.73%	(0.73)	1.72%	(0.72)
Net interest spread	3.41%	2.80%	0.61	2.67%	0.74
Net interest margin	3.71%	3.14%	0.57	3.11%	0.60

Impact of FHLB prepayment fee in Q2 2010	0.00%	0.00%	-	-0.37%	0.37
Net interest margin excluding FHLB prepayment fee	3.71%	3.14%	0.57	3.48%	0.23

As shown in Table 8 below, third quarter 2010 total noninterest income of $8.1 million increased $3.1 million or 62% from the same quarter last year. The increase was mainly due to a $3.0 million improvement in OREO valuation adjustments and gains or losses associated with OREO dispositions.

Excluding OREO valuation adjustments and gain or losses from both quarters, the Company’s noninterest income was flat year-over-year third quarter. The $.5 million or 20% growth in payment system revenues and $.1 million increase in service charges on deposit accounts offset the declines in gains on sales of loans and trust and investment services revenues.

Table 8

NONINTEREST INCOME

(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2010	2009	$	%	2010	$	%
Noninterest income
Service charges on deposit accounts	$4,145	$4,038	$107	3%	$4,213	$(68)	-2%
Payment systems related revenue	2,998	2,501	497	20%	2,875	123	4%
Trust and investment services revenues	978	1,140	(162)	-14%	1,167	(189)	-16%
Gains on sales of loans	182	466	(284)	-61%	306	(124)	-41%
Other	728	824	(96)	-12%	785	(57)	-7%
Gain on sales of securities	-	-	-	0%	488	(488)	-100%
Total	9,031	8,969	62	1%	9,834	(803)	-8%

OREO gains (losses) on sale	549	(201)	750	373%	1,048	(499)	-48%
OREO valuation adjustments	(1,511)	(3,797)	2,286	60%	(1,257)	(254)	-20%
Total	(962)	(3,998)	3,036	76%	(209)	(753)	-360%

Total noninterest income	$8,069	$4,971	$3,098	62%	$9,625	$(1,556)	-16%

As presented in Table 9 below, third quarter 2010 total noninterest expense of $23.0 million decreased $.5 million from the same quarter in 2009 as declines in FDIC assessment and OREO related expenses were offset by higher salaries and employee benefits reflective of increased employee incentives and restricted stock expenses. The increase in payment system expense was directly associated with higher transaction volumes.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 9

NONINTEREST EXPENSE
(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2010	2009	$	%	2010	$	%
Noninterest expense
Salaries and employee benefits	$11,836	$10,753	$(1,083)	-10%	$11,322	$(514)	-5%
Equipment	1,525	1,758	233	13%	1,606	81	5%
Occupancy	2,216	2,247	31	1%	2,249	33	1%
Payment systems related expense	1,214	1,043	(171)	-16%	1,212	(2)	0%
Professional fees	1,147	1,091	(56)	-5%	1,161	14	1%
Postage, printing and office supplies	791	799	8	1%	737	(54)	-7%
Marketing	861	832	(29)	-3%	738	(123)	-17%
Communications	374	402	28	7%	381	7	2%
Other noninterest expense	3,039	4,564	1,525	33%	3,503	464	13%
Total	$23,003	$23,489	$486	2%	$22,909	$(94)	0%

Income Taxes and Deferred Tax Asset Valuation Allowance

Third quarter 2010 income tax benefit was $.7 million compared to a benefit for income taxes of $7.3 million in the same quarter 2009.  The benefit for income taxes for the third quarter 2010 was the result of an increase in the unrealized gain on our investment securities. Income taxes in third quarter 2010 reflected tax expense determined on pretax income which was offset by a corresponding income tax benefit resulting from a reduction in the deferred tax asset and its associated valuation allowance.

The Company maintained a valuation allowance of $22.0 million against the deferred tax asset balance of $27.6 million as of September 30, 2010, for a net deferred tax asset of $5.6 million. This represented a $.7 million increase from the June 30, 2010 net deferred tax asset balance of $4.9 million.

Table 10

PROVISION (BENEFIT) FOR INCOME TAXES

(Dollars in thousands)	Q3	Q3		Q2
	2010	2009	Change	2010	Change

Provision (benefit) for income taxes net of decrease
in deferred tax asset valuation allowance	$-	$(7,265)	$7,265	$-	$-
Provision (benefit) for income taxes from deferred
tax asset valuation allowance:
Unrealized gain on securities	(676)	-	(676)	(1,798)	1,122
Increase in deferred tax assets-tax return adjustments	-	-	-	3,515	(3,515)
Total provision (benefit) for income taxes	$(676)	$(7,265)	$6,589	$1,717	$(2,393)

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Credit Quality

The Company recorded a third quarter 2010 provision for credit losses of $1.6 million, a decline from $20.3 million in the same quarter of 2009. Consistent with the first two quarters of 2010, the latest quarter marked a significant reduction in loan net charge-offs compared to the corresponding quarter a year ago. Third quarter 2010 net charge-offs of $3.3 million, or .82% of average loans on an annualized basis, declined $15.5 million from $18.8 million in the third quarter of 2009, and was at their lowest quarterly level in over two years. The reduction in net charge-offs from the same quarter in 2009 was primarily attributable to the commercial, residential real estate construction, and mortgage loan categories. The Company’s future provisioning will continue to be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in the areas in which we do business.

Table 11

(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3
	2010	2010	2010	2009	2009
Allowance for credit losses, beginning of period	$44,347	$41,299	$39,418	$40,036	$38,569
Total provision for credit losses	1,567	7,758	7,634	35,233	20,300
Loan net charge-offs:
Commercial	524	1,684	839	13,271	5,744
Commercial real estate construction	-	248	487	-	324
Residential real estate construction	813	432	734	10,538	8,536
Total real estate construction	813	680	1,221	10,538	8,860
Mortgage	449	478	909	4,734	3,018
Nonstandard mortgage	5	641	1,497	692	725
Home equity	568	627	914	1,346	203
Total real estate mortgage	1,022	1,746	3,320	6,772	3,946
Commercial real estate	339	275	95	4,733	(79)
Installment and consumer	272	146	137	285	128
Overdraft	326	179	141	252	234
Total loan net charge-offs	3,296	4,710	5,753	35,851	18,833

Total allowance for credit losses	$42,618	$44,347	$41,299	$39,418	$40,036
Components of allowance for credit losses:
Allowance for loan losses	$41,753	$43,329	$40,446	$38,490	$39,075
Reserve for unfunded commitments	865	1,018	853	928	961
Total allowance for credit losses	$42,618	$44,347	$41,299	$39,418	$40,036

Net loan charge-offs to average loans (annualized)	0.82%	1.15%	1.37%	7.94%	4.01%
Allowance for loan losses to total loans	2.65%	2.70%	2.43%	2.23%	2.14%
Allowance for credit losses to total loans	2.71%	2.77%	2.48%	2.29%	2.20%
Allowance for loan losses to nonperforming loans	61%	55%	47%	39%	30%
Allowance for credit losses to nonperforming loans	62%	56%	48%	40%	30%

The September 30, 2010 allowance for credit losses of $42.6 million or 2.71% of total loan balances increased from $40.0 million or 2.20% of total loan balances a year ago. The increase in the allowance for credit losses relative to total loan balances over the past twelve months was due to higher general valuation allowances and a larger unallocated allowance in the September 30, 2010 allowance model. At September 30, 2010, the unallocated portion of the allowance for loan losses amounted to $7.0 million or 16% of the total allowance for credit losses, an increase from $3.9 million or 10%, respectively, at the end of the third quarter 2009. As shown in Table 18, year-to-date provision for credit losses exceeded net charge-offs by $3.2 million. During the third quarter 2010, however, the net charge-offs exceeded the provision for credit losses by $1.7 million due to a slowdown in the unfavorable risk rating migration within the loan portfolio as well as a reduction in higher risk rated loan balances. These changes caused the September 30, 2010 allowance for credit losses as a percentage of total loans to decline slightly from 2.77% at June 30, 2010. The Company’s estimate of appropriate reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on local economic conditions.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Total nonperforming assets were $104.4 million or 4.2% of total assets as of September 30, 2010, which represented the sixth consecutive quarterly decline. The balance of nonperforming loans has decreased 50% or $104.2 million from $208.6 million a year ago, at which time total nonperforming assets represented 7.9% of total assets. The balance of total nonperforming assets at quarter end reflected write-downs totaling $56.4 million or 36% from the original principal loan balance compared to write-downs of 29% twelve months ago. Total nonperforming assets fell $11.8 million or 10% during the most recent quarter. The allowance for credit losses represented 62% of nonperforming loans at September 30, 2010, an increase from 30% a year ago.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 12
NONPERFORMING ASSETS

(Dollars in thousands)	Sept. 30,	June 30,	March 31,	Dec. 31.	Sept. 30,
	2010	2010	2010	2009	2009
Loans on nonaccrual status:
Commercial	$13,319	$15,317	$24,856	$36,211	$49,871
Real estate construction:
Commercial real estate construction	3,391	3,391	3,939	1,488	2,449
Residential real estate construction	13,316	19,465	19,776	22,373	42,277
Total real estate construction	16,707	22,856	23,715	23,861	44,726
Real estate mortgage:
Mortgage	13,040	14,535	9,829	11,563	12,498
Nonstandard mortgage	5,150	6,121	9,327	8,752	10,810
Home equity	1,538	2,198	2,248	2,036	1,599
Total real estate mortgage	19,728	22,854	21,404	22,351	24,907
Commercial real estate	18,792	17,542	15,322	16,778	12,463
Installment and consumer	-	74	172	144	39
Total nonaccrual loans	68,546	78,643	85,469	99,345	132,006
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	68,546	78,643	85,469	99,345	132,006

Other real estate owned	35,814	37,578	45,238	53,594	76,570
Total nonperforming assets	$104,360	$116,221	$130,707	$152,939	$208,576

Nonperforming loans to total loans	4.35%	4.91%	5.13%	5.76%	7.25%
Nonperforming assets to total assets	4.20%	4.64%	4.91%	5.60%	7.86%

Over the past year total nonaccrual loans declined $63.5 million or 48% to $68.5 million at September 30, 2010. This reduction was largely due to the Company taking ownership of additional residential site development and construction properties related to loans which previously were on nonaccrual status, nonaccrual loan payoffs, and the disposition of certain large nonaccrual commercial loans. At September 30, 2010, the total nonaccrual loan portfolio had been written down 22% from the original principal balance compared to 24% at the end of the third quarter a year ago.

As indicated in Table 13 below, the Company remains focused on OREO property disposition activities. During the most recent quarter, the Company disposed of 51 OREO properties with a book value of $5.4 million. At September 30, 2010, the OREO portfolio consisted of 448 properties valued at $35.8 million. The quarter end OREO balance reflected write-downs totaling 53% from the original loan principal compared to 38% twelve months earlier. The largest balances in the OREO portfolio at September 30, 2010 were attributable to residential homes followed by residential site development projects. The site development projects remaining as of quarter end were primarily located in Vancouver and Washougal, Washington and in Salem, Oregon.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 13

OTHER REAL ESTATE OWNED ACTIVITY

(Dollars in thousands)	Q3 2010		Q2 2010		Q1 2010		Q4 2009		Q3 2009
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$ 37,578	446	$ 45,238	596	$ 53,594	672	$ 76,570	301	$ 83,830	335
Additions to OREO	5,119	53	7,209	20	5,003	15	26,293	536	12,064	36
Dispositions of OREO	(5,372)	(51)	(13,612)	(170)	(11,000)	(91)	(42,329)	(165)	(15,527)	(70)
OREO valuation adjustments	(1,511)	-	(1,257)	-	(2,359)	-	(6,940)	-	(3,797)	-
Ending balance	$ 35,814	448	$ 37,578	446	$ 45,238	596	$ 53,594	672	$ 76,570	301

Table 14

OTHER REAL ESTATE OWNED BY PROPERTY TYPE

(Dollars in thousands)	Sept. 30,	# of	June 30,	# of	March 31,	# of
	2010	properties	2010	properties	2010	properties
Homes	$15,341	66	$17,254	75	$21,040	91
Residential site developments	8,096	281	7,296	265	13,488	400
Lots	4,062	61	4,750	67	5,114	71
Land	3,525	10	3,474	10	2,682	7
Income producing properties	3,212	7	2,996	6	1,094	4
Condominiums	881	12	1,111	12	1,111	12
Multifamily	697	11	697	11	709	11
Total	$35,814	448	$37,578	446	$45,238	596

Other:

The Company will hold a Webcast conference call Friday, October 22, 2010, at 10:00 a.m. Pacific Time, during which the Company will discuss third quarter 2010 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “3rd Quarter 2010 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 11014366 a few minutes prior to 10:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a Northwest bank holding company with $2.5 billion in assets and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA.  These statements can often be identified by words such as "expects," "believes," “anticipates,” or "will," or other words of similar meaning. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations as well as (ii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors,” and in our most recent Quarterly Report on Form 10-Q.

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 15

INCOME STATEMENT

(Dollars in thousands)	Q3	Q3	Change		Q2	Year to date	Year to date
	2010	2009	$	%	2010	2010	2009
Net interest income
Interest and fees on loans	$21,800	$24,535	$(2,735)	-11%	$22,416	$67,059	$76,899
Interest on investment securities	4,160	3,063	1,097	36%	4,237	12,604	8,113
Other interest income	93	127	(34)	-27%	163	404	190
Total interest income	26,053	27,725	(1,672)	-6%	26,816	80,067	85,202
Interest expense on deposit accounts	2,553	6,216	3,663	59%	3,275	10,121	19,060
Interest on borrowings and subordinated debentures	1,625	2,364	739	31%	4,631	8,528	6,653
Total interest expense	4,178	8,580	4,402	51%	7,906	18,649	25,713
Net interest income	21,875	19,145	2,730	14%	18,910	61,418	59,489

Provision for credit losses	1,567	20,300	18,733	92%	7,758	16,959	54,824

Noninterest income
Service charges on deposit accounts	4,145	4,038	107	3%	4,213	11,954	11,976
Payment systems related revenue	2,998	2,501	497	20%	2,875	8,409	6,997
Trust and investment services revenues	978	1,140	(162)	-14%	1,167	3,124	3,030
Gains on sales of loans	182	466	(284)	-61%	306	629	1,565
Net OREO valuation adjustments and gains (losses) on sales	(962)	(3,998)	3,036	76%	(209)	(3,229)	(12,485)
Other	728	824	(96)	-12%	785	2,270	3,553
Other-than-temporary impairment losses	-	-	-	0%	-	-	(192)
Gain on sales of securities	-	-	-	100%	488	945	833
Total noninterest income	8,069	4,971	3,098	62%	9,625	24,102	15,277
Noninterest expense
Salaries and employee benefits	11,836	10,753	(1,083)	-10%	11,322	34,333	33,215
Equipment	1,525	1,758	233	13%	1,606	4,707	5,500
Occupancy	2,216	2,247	31	1%	2,249	6,649	6,908
Payment systems related expense	1,214	1,043	(171)	-16%	1,212	3,430	2,960
Professional fees	1,147	1,091	(56)	-5%	1,161	3,169	3,389
Postage, printing and office supplies	791	799	8	1%	737	2,332	2,420
Marketing	861	832	(29)	-3%	738	2,286	2,158
Communications	374	402	28	7%	381	1,137	1,199
Goodwill impairment	-	-	-	0%	-	-	13,059
Other noninterest expense	3,039	4,564	1,525	33%	3,503	8,964	13,299
Total noninterest expense	23,003	23,489	486	2%	22,909	67,007	84,107
Net income (loss) before income taxes	5,374	(19,673)	25,047	127%	(2,132)	1,554	(64,165)
Provision (benefit) for income taxes	(676)	(7,265)	(6,589)	-91%	1,717	241	(21,819)
Net income (loss)	$6,050	$(12,408)	$18,458	149%	$(3,849)	$1,313	$(42,346)

Net income (loss) per share:
Basic	$0.06	$(0.79)	$0.85		$(0.04)	$0.01	$(2.71)
Diluted	$0.06	$(0.79)	$0.85		$(0.04)	$0.01	$(2.71)

Weighted average common shares	94,776	15,520	79,256		92,123	84,776	15,510
Weighted average diluted shares	103,144	15,520	87,624		92,123	101,002	15,510

Tax equivalent net interest income	$22,163	$19,505	$2,658		$19,205	$62,322	$60,630

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 16

BALANCE SHEETS

(Dollars in thousands)	Sept. 30,	Sept. 30,	June 30,	Dec. 31,	Dec. 31,
	2010	2009	2010	2009	2008
Assets:
Cash and due from banks	$57,216	$46,772	$45,685	$47,708	$58,046
Federal funds sold	4,605	3,287	13,431	20,559	6,682
Interest-bearing deposits in other banks	113,144	201,583	109,781	234,830	50
Total cash and cash equivalents	174,965	251,642	168,897	303,097	64,778
Investment securities	640,074	411,984	646,231	562,277	198,515
Total loans	1,575,451	1,822,001	1,602,032	1,724,842	2,064,796
Allowance for loan losses	(41,753)	(39,075)	(43,329)	(38,490)	(28,920)
Loans, net	1,533,698	1,782,926	1,558,703	1,686,352	2,035,876
OREO, net	35,814	76,570	37,578	53,594	70,110
Goodwill and other intangibles	418	716	477	637	14,054
Total interest earning assets	2,335,882	2,440,506	2,374,787	2,544,415	2,274,448
Other assets	101,410	129,519	93,600	127,590	132,807
Total assets	$2,486,379	$2,653,357	$2,505,486	$2,733,547	$2,516,140

Liabilities and Stockholders' Equity:
Demand	$565,543	$522,629	$533,865	$542,215	$478,292
Savings and interest-bearing demand	442,892	401,256	433,001	422,838	346,206
Money market	675,402	651,198	661,913	657,306	615,588
Time deposits	291,218	580,743	375,321	524,525	584,293
Total deposits	1,975,055	2,155,826	2,004,100	2,146,884	2,024,379
Borrowings and subordinated debentures	215,199	314,299	215,199	314,299	274,059
Reserve for unfunded commitments	865	961	1,018	928	1,014
Other liabilities	20,553	20,588	17,757	22,378	18,501
Total liabilities	2,211,672	2,491,674	2,238,074	2,484,489	2,317,953
Stockholders' equity	274,707	161,683	267,412	249,058	198,187
Total liabilities and stockholders' equity	$2,486,379	$2,653,357	$2,505,486	$2,733,547	$2,516,140

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

Table 17

 AVERAGE BALANCE SHEETS

(Dollars in thousands)	QTD Sept. 30.	QTD Sept. 30.	QTD June 30.	Year to date	Year to date
	2010	2009	2010	2010	2009
Cash and due from banks	$50,087	$48,354	$48,232	$48,279	$46,914
Federal funds sold	4,379	5,667	3,605	6,935	5,128
Interest-bearing deposits in other banks	138,503	187,865	249,007	204,604	90,747
Total cash and cash equivalents	192,969	241,886	300,844	259,818	142,789
Investment securities	640,216	387,830	578,669	592,391	296,140
Total loans	1,586,849	1,865,050	1,645,189	1,644,509	1,956,562
Allowance for loan losses	(42,917)	(39,336)	(42,895)	(41,934)	(36,018)
Loans, net	1,543,932	1,825,714	1,602,294	1,602,575	1,920,544
Total interest earning assets	2,372,072	2,460,793	2,477,349	2,449,722	2,363,608
Other assets	125,273	206,485	158,604	151,134	212,298
Total assets	$2,502,390	$2,661,915	$2,640,411	$2,605,918	$2,571,771

Demand	$550,695	$508,758	$523,298	$531,276	$485,715
Savings and interest-bearing demand	443,982	404,930	436,902	433,434	379,734
Money market	667,150	635,511	657,454	655,823	609,830
Time deposits	336,678	610,907	431,669	424,724	598,626
Total deposits	1,998,505	2,160,106	2,049,323	2,045,257	2,073,905
Borrowings and subordinated debentures	215,199	314,299	313,210	280,540	300,643
Total interest bearing liabilities	1,663,009	1,965,647	1,839,235	1,794,521	1,888,833
Other liabilities	17,164	20,035	17,118	17,839	17,774
Stockholders' equity	271,522	167,475	260,760	262,282	179,449
Total liabilities and stockholders' equity	$2,502,390	$2,661,915	$2,640,411	$2,605,918	$2,571,771

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

The following table presents information with respect to the Company’s allowance for credit losses.

Table 18

ALLOWANCE FOR CREDIT LOSSES

(Dollars in thousands)	Year to date	Year to date
	September 30,	September 30,
	2010	2009
Allowance for credit losses, beginning of period	$39,418	$29,934
Provision for credit losses loans other than two-step loans	16,517	$48,607
Provision for credit losses two-step loans	442	6,217
Total provision for credit losses	16,959	54,824
Loan charge-offs:
Commercial	3,961	8,869
Commercial real estate construction	735	324
Residential real estate construction	1,852	17,789
Two-step residential construction	442	6,833
Total real estate construction	3,029	24,946
Mortgage	1,897	5,280
Nonstandard mortgage	2,147	2,975
Home equity	2,134	2,014
Total real estate mortgage	6,178	10,269
Commercial real estate	734	646
Installment and consumer	637	545
Overdraft	801	766
Total loan charge-offs	15,340	46,041
Loan recoveries:
Commercial	914	734
Commercial real estate construction	-	-
Residential real estate construction	315	-
Two-step residential construction	-	195
Total real estate construction	315	195
Mortgage	61	3
Nonstandard mortgage	4	1
Home equity	25	1
Total real estate mortgage	90	5
Commercial real estate	25	147
Installment and consumer	82	56
Overdraft	155	182
Total loan recoveries	1,581	1,319
Net charge-offs	13,759	44,722

Total allowance for credit losses	$42,618	$40,036
Components of allowance for credit losses:
Allowance for loan losses	$41,753	$39,075
Reserve for unfunded commitments	865	961
Total allowance for credit losses	$42,618	$40,036

Net loan charge-offs to average loans	1.12%	3.06%

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

The following table presents information about the Company’s total delinquent loans.

Table 19

DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY

(Dollars in thousands)	September 30,	September 30,	June 30,
	2010	2009	2010
Commercial loans	0.36%	0.16%	0.14%
Real estate construction loans	0.00%	5.68%	1.48%
Real estate mortgage loans	0.43%	0.75%	0.18%
Commercial real estate loans	0.34%	0.14%	0.04%
Installment and other consumer loans	0.25%	0.09%	1.27%

Total delinquent loans 30-89 days past due	$5,502	$13,136	$2,743
Delinquent loans to total loans	0.35%	0.72%	0.17%

The following table presents information about the Company’s activity in other real estate owned.

Table 20

OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)
	Two-step related OREO activity		Non two-step related OREO activity		Total OREO related activity
	Amount	Number	Amount	Number	Amount	Number
Full year 2009:
Beginning balance January 1, 2009	$60,022	251	$10,088	37	$70,110	288
Additions to OREO	34,724	114	39,450	585	74,174	699
Capitalized improvements	4,650		283		4,933
Valuation adjustments	(14,704)		(3,858)		(18,562)
Disposition of OREO properties	(59,030)	(243)	(18,031)	(72)	(77,061)	(315)
Ending balance Dec. 31, 2009	$25,662	122	$27,932	550	$53,594	672

Quarterly 2010
Additions to OREO	288	2	3,559	13	3,847	15
Capitalized improvements	987		169		1,156
Valuation adjustments	(1,846)		(513)		(2,359)
Disposition of OREO properties	(6,937)	(27)	(4,063)	(64)	(11,000)	(91)
Ending balance March 31, 2010	$18,154	97	$27,084	499	$45,238	596

Additions to OREO	-	1	5,924	19	5,924	20
Capitalized improvements	497		788		1,285
Valuation adjustments	(493)		(764)		(1,257)
Disposition of OREO properties	(5,197)	(18)	(8,415)	(152)	(13,612)	(170)
Ending balance June 30, 2010	$12,961	80	$24,617	366	$37,578	446

Additions to OREO	-		4,515	53	4,515	53
Capitalized improvements	377		227		604
Valuation adjustments	(1,150)		(361)		(1,511)
Disposition of OREO properties	(1,999)	(11)	(3,373)	(40)	(5,372)	(51)
Ending balance September 30, 2010	$10,189	69	$25,625	379	$35,814	448

WEST COAST BANCORP REPORTS THIRD QUARTER 2010 RESULTS
October 22, 2010

The following table presents information regarding common shares outstanding at September 30, 2010 on an actual and diluted basis.

Table 21

COMMON SHARE AND DILUTIVE SHARE INFORMATION

(Shares in thousands)

Number
of shares
Common shares outstanding at September 30, 2010	96,424

Common shares issuable on conversion of series B preferred stock [1]	6,066
Dilutive impact of warrants 2 3	2,215
Dilutive impact of stock options and restricted stock [3]	87
Total potential dilutive shares [4]	104,792

1 121,328 shares of series B preferred stock outstanding at September 30, 2010.
2 Warrants to purchase 240,000 shares at a price of $100 per series B preferred share outstanding at September 30, 2010.
3 The estimated dilutive impact of warrants, options, and restricted stock is shown. These figures are calculated under the treasury method utilizing an average stock price of $2.45 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.
4 Potential dilutive shares is a non-GAAP figure and not the weighted average diluted shares calculated in accordance with GAAP.